EXHIBIT 10.19

                         MANAGEMENT CONSULTING AGREEMENT

         THIS AGREEMENT is made as of the 1st day of July, 2006.

BETWEEN:

                  XTRA-GOLD RESOURCES CORP., a company incorporated under the laws of the State of Nevada, having a head office at 6 Kersdale Avenue Toronto ON M6M 1C8 Canada

                  (hereinafter referred to as "XTRA")

                                                               OF THE FIRST PART

- and -

                  REBECCA KIOMI MORI,
                  of the City of Toronto, in the Province of Ontario

                  (hereinafter referred to as "KIOMI")

                                                              OF THE SECOND PART


         WHEREAS Kiomi possesses the requisite knowledge and experience in connection with securities, corporate, accounting and regulatory matters with respect to public companies, specifically within the mining industry;

         AND WHEREAS Kiomi has been the Secretary and Treasurer of Xtra since September 2005 and a director since April 21, 2006 and has been providing consulting services to Xtra since June 2005;

         AND WHEREAS Xtra wishes to engage Kiomi on a management consulting basis with a view to providing certain business consulting services to Xtra.

         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of Ten ($10.00) Dollars, the receipt and sufficiency of which is hereby acknowledged by the parties hereto and other good and valuable consideration, the parties hereto agree as follows:

1.       SERVICES TO BE PROVIDED

         (a) Kiomi shall provide management consulting services (the "SERVICES") as may be required by Xtra from time to time.

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         (b)      The scope of the Services are as set out in Schedule "A"
                  annexed hereto and will be strictly of a consulting nature.

2.       COMPENSATION

         (a)      FEES

                  (i) Effective July 1, 2006, Kiomi shall be paid a monthly fee of CAD$8,500.00 in connection with the Services (the "FEES");

                  (ii) the Fees shall be paid to Kiomi pro rata in four installments during each month of the Term (defined herein) or in such other manner of payment as agreed to between the Parties;

                  (iii) Xtra agrees to increase the Fees payable to Kiomi to Cdn$10,000.00 upon the earlier of the full scale mining operation to be conducted at the Kwabeng concession (a) achieving profitability; or (b) having occurred for two months; and

                  (iv) a compensation review in connection with any further increase in the Fees shall be at the discretion of the Chief Executive Officer (the "CEO") and/or the Compensation Committee (if one is formed at the relevant time) of Xtra who shall consider and determine if an increase in Fees is warranted and, in no event shall such review occur later than July 1, 2007.

         (b)      OTHER COMPENSATION

                  Any other compensation to be paid to Kiomi, including bonus payments, shall be reviewed and considered by the CEO and/or the Compensation Committee at such time as is deemed appropriate by the CEO but in no event shall such review occur later than March 31, 2007.

                  On April 21, 2006, the board of directors of Xtra (the "BOARD") granted Kiomi an aggregate of 108,000 non-qualified stock options (the "OPTIONS") on the following terms and as more particularly set forth in a stock option agreement (the "OPTION AGREEMENT") entered into between the Parties:

                  (i) the price at which the Options may be exercised is U.S.$0.70 per share;

                  (ii) the term of the Options shall be for three (3) years (the "OPTION PERIOD") and shall expire three (3) years from the date of grant (the "EXPIRY DATE");

                  (iii) the Options shall vest over the Option Period at the rate of 3,000 Options in each month of the Option Period from May 21, 2006;

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                  (iv)     any portion of the Options that have vested and have
                           not been exercised in a particular month shall accrue to the benefit of Kiomi (the "ACCRUED OPTIONS") and in connection therewith, Kiomi shall have the right to exercise the Accrued Options for a period of time as may be set out in the Option Plan referred to in
                           (viii) hereunder or in accordance with securities laws governing Xtra, but in no event shall the Accrued Options be exercised later than the earlier of (a) the Expiry Date; and (b) the exercise date contemplated in subparagraphs (v), (vi), (vii),
                           (viii) and (ix) hereunder;

                  (v) in the event of termination as a result of Kiomi's voluntary resignation, all Accrued Options must be exercised within 90 days from the date of the resignation by Kiomi, failing which the Accrued Options will be cancelled;

                  (vi) in the event of the death of Kiomi during the Term, all Accrued Options must be exercised by Kiomi's estate within one year from the date of Kiomi's death, failing which the Accrued Options will be cancelled;

                  (vii) in the event of a Change of Control of Xtra (as defined herein), all Options granted to Kiomi shall vest in which event, Kiomi will have the right to exercise such Options within 90 days following the completion of such Change of Control. For clarity purposes, a "CHANGE OF CONTROL" shall mean the occurrence of (a) any person, other than an Employee (as such term is used in Section 13(d) and 14(d) of the Exchange Act is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's outstanding securities then having the right to vote at elections of directors; or (b) the individuals who at the commencement date of the agreement entered into between the consultant and our Company (the "MC Agreement"), constitute the Board, cease for any reason to constitute a majority thereof unless the election, or nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then in office who were directors at the commencement of the MC Agreement; or
                           (c) there is a failure to elect two or more candidates nominated by management of the Company to the Board; or (d) the business of the Company for which the consultant's services are principally performed is disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary of our Company) or otherwise.

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                  (viii)   in the event that Kiomi is terminated by Xtra,
                           without cause, then in such event Xtra agrees that Kiomi may retain 100% of the Accrued Options and 100% of the unvested Options (the "UNVESTED OPTIONS"); provided, however that the Options referred to in this subparagraph must be exercised no later than 90 days following such termination, failing which such Options will be cancelled;

                  (ix) in the event that Kiomi is terminated by Xtra, with cause, then in such event Xtra agrees that Kiomi may retain 100% of the Accrued Options; provided, however that the Accrued Options must be exercised no later than 90 days following such termination, failing which such Accrued Options will be cancelled. All unvested Options will be cancelled immediately upon termination, with cause;

                  (x) Xtra implemented and adopted a 2005 equity compensation plan (the "OPTION PLAN") which implementation and adoption was been approved in writing by the Board in June 2005; and

                  (xi) the Options shall at all times be subject to the terms of the Option Agreement and the Option Plan.

3. The term of this Agreement is for a fixed term of five (5) years commencing on July 1, 2006 and ending on June 30, 2011 (the "TERM") unless terminated earlier in accordance with paragraph 14 below. The Term of this Agreement may only be renewed by written agreement of all Parties. If the Parties have not reached a written agreement respecting any renewal of the Term of this Agreement on or before March 31, 2011, then, unless otherwise agreed in writing, they each shall be entitled to act on the assumption that this Agreement shall expire at the end of the Term. Upon expiry of the Term, Kiomi shall have no further entitlements.

4.       PLACE OF WORK

         Kiomi shall render the Services primarily at her place of business at 6 Kersdale Avenue, Toronto, Ontario; however, she agrees to provide the Services at such other place or places as may be reasonably requested by Xtra from time to time.

5.       TIME

         Kiomi's daily schedule and hours worked on any given day shall generally be at Kiomi's discretion, but at all times shall be subject to and dependent upon Xtra's needs. For clarity purposes, Kiomi shall provide her Services for a minimum period of 40 hours per week and up to a maximum period of 60 hours per week. Xtra relies upon Kiomi to ensure that she devotes sufficient time as is necessary in order to fulfill the spirit and purpose of this Agreement.

6.       REIMBURSEMENT FOR EXPENSES INCURRED BY KIOMI ON BEHALF OF XTRA

         Kiomi will submit an expense report for expenses actually and properly incurred on behalf of Xtra on no less than a monthly basis in the form provided by Xtra for such purpose. Xtra shall reimburse Kiomi for approved reasonable

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expenses within five (5) business days following receipt of Kiomi's itemized expense report. Kiomi agrees to provide proper receipts for expenses incurred and submitted.

7.       REPRESENTATIONS OF KIOMI

         (a) Kiomi represents that she has the requisite qualifications, experience and capabilities to perform the Services to a standard of care, skill and diligence acceptable within the mining industry and that the Services will be provided in accordance with all applicable laws, ordinances, rules and regulations.

         (b) Kiomi further represents that none of the following events have occurred during the previous 10 years:

                  (i) there has been no bankruptcy filed by or against Kiomi or any business of which Kiomi was a general partner or executive officer at the time the petition was filed or within two (2) years prior to the filing;

                  (ii) Kiomi has not been charged with or convicted in a criminal proceeding anywhere of an offence which is or would be an indicatable offence for which a pardon has not been granted;

                  (iii) Kiomi is not and has not been subject to any order, judgment or decree not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting the involvement in any type of business, securities or banking activities; and

                  (iv) Kiomi has not been found by a court of competent jurisdiction (in a civil action), the SEC or the CFTC of violating a federal or state securities or commodities law, and the judgment has not been reversed, vacated or suspended.

8.       INDEPENDENT CONSULTANT

         (a) Kiomi shall provide the Services as an independent contractor and is not and shall not be construed to be an employee of Xtra and Xtra is not responsible for Kiomi's wages or benefits or any matters pertaining thereto.

         (b) Kiomi shall not be entitled to or receive any benefit normally provided to Xtra's employees including, but not limited to, vacation pay, health, disability and other insurance coverage, sick pay or retirement funds.

         (c) No withholding for income taxes or any other tax or contribution shall be deducted from payments made by Xtra to Kiomi. Kiomi herein agrees to be solely responsible for the

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                  payment of taxes or contributions due on any amounts paid by
                  Xtra under this Agreement. Kiomi agrees to indemnify and hold harmless Xtra for any and all demands or claims for taxes, withholding taxes or any other form of payment to any government authority from Xtra in respect of Kiomi including interest, penalties and costs in connection therewith. This section survives the termination of this Agreement.

9.       TOOLS OF TRADE AND SUPPLIES

         Kiomi shall provide all equipment, tools, books and materials used in the Services and shall be solely responsible for procuring, paying for and maintaining any computer equipment, software, tools or supplies necessary or appropriate for the performance of her Services, unless otherwise agreed to in advance by Xtra.

10.      EXCLUSIVITY OF KIOMI

         Subject to the terms and conditions of the Confidentiality and Non-Compete Agreement referred to in paragraph 11 of this Agreement, a copy of which is annexed hereto as Schedule "B", Kiomi is not required to provide her services exclusively to Xtra.

11.      CONFIDENTIALITY AND NON-COMPETE AGREEMENT AND OWNERSHIP OF INFORMATION

         Kiomi agrees to the terms of and shall enter and execute a Confidentiality and Non-Compete Agreement in the form and substance annexed hereto as Schedule "B" simultaneously with the execution of this Agreement.

12.      INDEMNIFICATION

         In the event of any legal action commenced by a corporation or an individual with respect to the Services under this Agreement, Xtra hereby agrees to indemnify and hold harmless Kiomi from and against all such actions, claims, liabilities, costs and expenses and the legal fees and disbursements in connection therewith shall be borne by Xtra; provided that the indemnification provided under this paragraph shall not be available to the extent of Kiomi's gross negligence, a breach of this Agreement by Kiomi, willful misconduct by Kiomi, violation of any applicable laws, ordinances, rules or regulations by Kiomi, or under circumstances where applicable law does not permit indemnification.

13.      ASSIGNMENT

         This Agreement shall be binding upon the Parties and their respective heirs, executors, legal representatives, successors and assigns. This Agreement shall not be assignable by any Party without the express written consent of all Parties.

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14.      TERMINATION

         (a) Kiomi may terminate this Agreement at any time during the Term without reason or cause by providing Xtra with three (3) months' written notice of termination, which notice may be waived in whole or part by Xtra.

         (b) Xtra may terminate this Agreement at any time during the Term without reason or cause by payment to Kiomi of her Fees for a six (6) month period following such termination at the rate in effect and in the manner and at the time of payment in effect at the time of termination. For clarity purposes, the Parties agree that, pursuant to this subparagraph 14(b), on termination, Kiomi shall be paid Fees over the six (6) month period following termination at the rate in effect at the time of termination, that is Fees totaling (i) CAD$51,000.00, in the event that the Fees are CAD$8,500.00 per month; or (ii) CAD$180,000.00, in the event that the Fees are CAD$10,000.00 per month. Payment of the Fees shall not be reduced by amounts earned by Kiomi during the six (6) month period following termination from alternative sources of work.

         (c) Xtra may terminate this Agreement without providing Kiomi with any notice of termination or payment in lieu thereof in the event of any one of the following causes:

                  (i) Kiomi has completed an Officer's and Director's Questionnaire (the "QUESTIONNAIRE") and agrees that Xtra shall have the right to terminate this Agreement immediately with cause in the event that the Questionnaire reveals information that, in the determination of the Board, could reasonably adversely affect Xtra's disclosure in its SEC filings;

                  (ii) Kiomi commits a material breach of this Agreement or of the Confidentiality and Non-Compete Agreement referred to in paragraph 11 herein, a copy of which is annexed hereto as Schedule "B";

                  (iii) a bankruptcy is filed by or against Kiomi or any business of which Kiomi was a general partner or executive officer at the time the petition was filed or within two (2) years prior to the filing;

                  (iv) Kiomi is charged or convicted in a criminal proceeding anywhere of an offence which is or would be an indictable offence for which a pardon has not been granted;

                  (v) Kiomi become subject to any order, judgment or decree of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities;

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                  (vi)     Kiomi is found by a court of competent jurisdiction
                           (in a civil action), the SEC or the CFTC of violating a federal or state securities or commodities law;

                  (vii)    Kiomi commits fraud or similar offence against Xtra;

                  (vii) any other act or omission which would amount to cause for termination of this Agreement at law.

                  With respect to the foregoing events set out in this paragraph 14(c), Xtra shall not be required to pay any Fees to Kiomi, save and except for those Fees outstanding for services rendered to the date of termination of this Agreement, prorated from the date upon which Fees were last paid to Kiomi to the date of termination of this Agreement.

         (d) In the event that Xtra terminates this Agreement, or Kiomi provides notice of termination of this Agreement under paragraph 14(a), at any time within 6 months of a Change of Control of Xtra as hereinafter defined, Xtra shall pay Kiomi on such termination a lump sum payment representing 100% of the Fees for an eighteen (18) month period at the rate in effect at the time of termination. For clarity purposes, the Parties hereto agree that, pursuant to this subparagraph 14(d), Xtra shall pay Kiomi a lump sum payment based on her monthly Fees in effect at the time of termination of either
                  (i) CAD$90,000.00, in the event that the Fees are CAD$8,500.00 per month; (ii) CAD$180,000.00, in the event that the Fees are CAD$10,000.00 per month, as well as any Fees payable for services rendered to the date of termination, prorated from the date upon which Fees were last paid to Kiomi to the date of termination. Where termination under this paragraph 14(a) is initiated by Xtra, payments made by Xtra under this paragraph 14(a) are in substitution of and not in addition to the payments referred to in paragraph 14(b). For clarity purposes, a "CHANGE OF CONTROL" shall mean the occurrence of
                  (a) any person, other than an Employee (as such term is used in Section 13(d) and 14(d) of the Exchange Act is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's outstanding securities then having the right to vote at elections of directors; or (b) the individuals who at the commencement date of the agreement entered into between the consultant and our Company (the "MC AGREEMENT"), constitute the Board, cease for any reason to constitute a majority thereof unless the election, or nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then in office who were directors at the commencement of the MC Agreement; or (c) there is a failure to elect two or more candidates nominated by management of the Company to the Board; or (d) the business of the Company for which the consultant's services are

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                  principally performed is disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary of our Company) or otherwise.

         (e) Upon expiry of the Term or the earlier termination of this Agreement, however caused:

                  (i) Kiomi agrees that he will execute and deliver to Xtra all corporate resignations from any officer or director positions held by her in Xtra or in any of its subsidiaries; and

                  (ii) Kiomi agrees to deliver to Xtra all property of or belonging to or administered by Xtra or its subsidiaries that is within their possession or under their control including, without limiting the generality of the foregoing, all Propriety Information and Documents as defined in the Confidentiality and Non-Compete Agreement referred to in paragraph 11 of this Agreement, a copy of which is annexed hereto as Schedule "B"

         (f) The termination payments contemplated in subparagraphs 14(a) and (d) above will be made upon:

                  (i) execution and delivery to Xtra of a full and final release by Kiomi in a form and substance satisfactory to Xtra;

                  (ii) execution and delivery to Xtra of all corporate resignations from any officer or director positions held by Kiomi in Xtra and in any of its subsidiaries; and

                  (ii) the delivery to Xtra of all property of or belonging to or administered by Xtra or its subsidiaries that is within their possession or under their control including, without limiting the generality of the foregoing, all Propriety Information and Documents as defined in the Confidentiality and Non-Compete Agreement referred to in paragraph 11 of this Agreement, a copy of which is annexed hereto as Schedule "B".

15.      ADDRESS FOR DELIVERY OR NOTICE

         Each notice under this Agreement shall be made in writing and may be sent by facsimile or electronic formatted transmission (e-mail) or delivered to the address for such Party as noted hereunder:

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         (a)      if to Xtra,

                  (i)      by regular mail or courier to:

                           446 Drake Circle
                           Waterloo ON   N2T 1L1

                  (ii)     by e-mail transmission to:

                           tedmckechnie@rogers.com

                  (iii)    by fax to:

                           (416) 981-3055

         (b)      if to Kiomi,

                  (i)      by regular mail or courier to:

                           6 Kersdale Avenue
                           Toronto ON   M6M 1C8

                  (ii)     by e-mail transmission to:

                           kiomi@sympatico.ca

                  (iii)    by fax to:

                           (416) 981-3055

         Either Party may change its mailing address, e-mail address or facsimile number by notifying the other Party in writing.

16.      SEVERABILITY AND CONSTRUCTION OF AGREEMENT

         Each section, paragraph, term and provision of this Agreement and any portion thereof shall be considered severable and, if for any reason whatsoever, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation by a final ruling issued by a court of jurisdiction, agency or tribunal with valid jurisdiction, then that ruling shall not impair the operation of any other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties hereto and continue to be of full force and effect as of the date upon which the ruling becomes final).

17.      CONSENTS AND WAIVERS

         No consent or waiver by either Party in respect of any breach of a provision of this Agreement shall be deemed to be a consent or waiver of any other breach of this Agreement.

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18.      ENUREMENT

         This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. This Agreement may not be assigned by Kiomi, but may be assigned by Xtra.

19.      ENTIRE AGREEMENT

         This document and the Confidentiality and Non-Compete Agreement referred to in paragraph 11 herein contains the entire agreement made between the Parties as of the effective date of this Agreement and no representations, inducements, promises or agreements not embodied or referenced herein shall be of any force or effect, unless the same are set forth in writing and signed by the Parties hereto.

20.      AMENDMENTS TO AGREEMENT

         This Agreement may be amended from time to time as agreed to in writing between the Parties. Any amending agreement together with the unamended sections of this Agreement shall then constitute the entire agreement between the Parties.

21.      GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL

         This Agreement will be governed by and construed in accordance with the laws prevailing in the State of Nevada. The parties acknowledge and agree that the courts in Toronto, Ontario shall be the exclusive venue and proper forum in which to adjudicate any case or controversy arising either, directly or indirectly, under or in connection with this Agreement and the Parties further agree that, in the event of litigation arising out of or in connection with this Agreement in these courts, they will not contest or challenge the jurisdiction or venue of these courts. The Parties further agree and hereby waive and release any right to a trial by jury in any action arising out of the interpretation, enforcement or breach of this Agreement.

22.      EXECUTION OF AGREEMENT

         This Agreement may be signed by the Parties hereto in counterpart, each of which counterpart when so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the execution date as set forth in this Agreement. This Agreement may be executed by facsimile and such facsimile or facsimiles shall be deemed to represent the original Agreement.

23.      NO PARTNERSHIP OR AGENCY

         The Parties hereto have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party as the partner, agent or legal representative of the other Party, nor create any

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                                     - 12 -

fiduciary relationship between them for any purpose whatsoever. No Party shall have any authority to act for or assume any obligation or responsibility on behalf of the other Party, except as may be from time to time agreed to in writing between the Parties or as otherwise expressly provided.

         IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date first above written.

SIGNED, SEALED AND DELIVERED            )     XTRA-GOLD RESOURCES CORP.
      in the presence of                )
                                        )
                                        )
                                        )   Per: /s/ William Edward McKechnie
                                        )        William Edward McKechnie
                                        )        Chairman and CEO
                                        )
                                        )
                                        )
___________________________________     )        /s/ REBECCA KIOMI MORI
Signature of Witness     Print Name     )        REBECCA KIOMI MORI

                                  SCHEDULE "A"

                 JOB DESCRIPTION OF THE SECRETARY AND TREASURER
                          OF XTRA-GOLD RESOURCES CORP.

POSITION HELD:    Secretary and Treasurer ("ST")

INCUMBENT:        Kiomi Mori ("KIOMI")

TERMS OF REFERENCE

This written job description of the responsibilities (collectively, the "RESPONSIBILITIES") and accountability of the position of the ST has been prepared to empower the CEO and/or the Board with a means of directing, assessing, encouraging and compensating the activities of Xtra's ST. This job description forms the basis for and an addendum to the terms of the management consulting agreement entered into between Xtra and Kiomi (the "MC AGREEMENT").

COMPLIANCE

Kiomi's performance of her Responsibilities set forth hereunder shall, at all times, be subject to her compliance with the provisions of applicable laws, rules and regulations. Kiomi shall be subject to and agrees to comply with all internal policies instituted by Xtra and applicable to its executive officers.

SCOPE OF SERVICES

The scope of the Services, in particular, the job description and responsibilities of the ST, shall include but not be limited to:

CUSTODIAL RESPONSIBILITIES

The ST is the custodian of all of Xtra's records and, as such, ensures that its records are maintained as required by law and made available when required by authorized persons. These records include founding documents, i.e. articles of incorporation and any amendments thereto, resolutions, by-laws, minutes of the Board and committee meetings held from time to time, directors, officers and securityholders' registers, financial reports and other official records.

CORPORATE RESPONSIBILITIES

o ensuring that accurate and sufficient documentation exists to meet legal requirements;

o preparing and maintaining all corporate records including, among other things, minutes of meetings, resolutions, by-laws, consents and resignations and various corporate and securities registers;

o attending all Board meetings as a voting member and acting as Secretary of and recording minutes of such meetings;

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                                       A-2

o preparing meeting materials for directors and stockholders' meetings, including annual general meetings; and

o preparing and filing of all documentation necessary to maintain Xtra and its subsidiaries in good standing, including corporate and regulatory filings.

ACCOUNTING RESPONSIBILITIES

o continuously examining and refining budget and other financial processes;

o        conducting an annual budget meeting with the CEO and the Board;

o preparing and submitting monthly financial reports to the CEO and the Board;

o        preparing an overall G&A for Xtra on no less than a quarterly basis;

o overseeing the audit process and liaising with Xtra's independent auditors as may be required from time to time;

o maintaining the financial records of Xtra and posting of all transactions in an acceptable accounting application (currently "QuickBooks");

o issuing checks and processing wire transfers and transfer payments to consultants, professional advisors and vendors

o        ensuring the effective management of Xtra's financial operations by:

         o ensuring that all external reporting obligations are met in a timely fashion;

         o ensuring the integrity of Xtra's cash, receivables and payables management;

         o assisting with the completion of all major financial transactions;

         o        monitoring Xtra's overall financial health;

         o enforcing financial discipline/guidelines and controls to key players of Xtra; and

         o implementing and conducting "checks and balances" procedures for Xtra and its subsidiaries;

o assisting with the development, execution and communication of Xtra's overall financial strategy to its stockholders through design and execution of a strategy to communicate key elements of Xtra's financial objectives;

o assessing Xtra's financial management needs and current capabilities from time to time and providing such assessments to the CEO;

o providing recommendations to the CEO and/or the Board on major financial decisions and carrying out the financial policy decisions made by Xtra's senior management; and

o reviewing all financial reports prepared by Xtra's subsidiaries and discussing same with the CEO and/or the Board.

GENERAL ADMINISTRATIVE RESPONSIBILITIES

o liaising with counsel, auditors, stock transfer agent and all other professional advisors;

o reviewing all incoming documentation, including legal and financial matters and proactively attending to any required action;

o acting as a designated signing officer for the execution of certain documentation including counter-execution of checks, correspondence, documents, applications, reports, contracts or other documents on behalf of Xtra;

o managing the general correspondence on behalf of the Board, except for the preparation of correspondence assigned to others.

o communicating with the Chief Executive Officer ("CEO") on a regular basis during the course of the year to review and discuss Xtra's business;

o proactively participating in strategic planning and internal control policies; and

o        drafting of agreements as may be required from time to time.

SPECIFIC ACCOUNTABILITY

The ST is accountable to and shall report directly to the CEO. The ST is also accountable to the Board. The CEO will review her performance in connection with each of the above-noted Responsibilities, which may be amended from time to time, and will record and discuss his assessment with the Board and the ST within thirty (30) days of the commencement of full scale placer mine production, but in no event later than six (6) months following the execution of the management consulting agreement dated July 1, 2006 of which this Schedule "A" forms a part thereof. Thereafter, the CEO, and/or the Board and/or the Compensation Committee will review the performance of the ST on an annual basis in connection with the Responsibilities and will record and discuss this assessment with the ST at such time.

PERFORMANCE

Above-average timely performance is expected in all areas of responsibility. The success of Xtra-Gold and its ability to thrive and prosper in a competitive environment, together with the successful performance by the ST will be recognized in a reward for initiative and the CEO, Board and/or the Compensation Committee may elect to award additional compensation to be determined, based on the achievement of milestones as may be established from time to time.

                                  SCHEDULE "B"

                    CONFIDENTIALITY AND NON-COMPETE AGREEMENT

         THIS CONFIDENTIALITY AND NON-COMPETE AGREEMENT (the "AGREEMENT") is made and entered into as of the 1st day of July, 2006.

BETWEEN:

                  REBECCA KIOMI MORI,
                  6 Kersdale Avenue
                  Toronto ON   M6M 1C8

                                        (hereinafter referred to as "KIOMI")

- and -

                  XTRA-GOLD RESOURCES CORP.,
                  a Nevada corporation having a head office at
                  6 Kersdale Avenue
                  Toronto ON   M6M 1C8   Canada

                                        (hereinafter referred to as "XTRA-GOLD")

         WHEREAS as of the date of this Agreement, Xtra-Gold and/or its subsidiaries, Xtra-Gold Mining Limited, Xtra-Gold Exploration Limited, Xtra Oil & Gas (Ghana) Limited (collectively, referred to as "XTRA-GOLD") are engaged in the exploration, development, mineral extraction and production of gold and other resources in the Republic of Ghana (the "BUSINESS");

         AND WHEREAS Xtra-Gold has established a valuable reputation, expertise and goodwill in its Business;

         AND WHEREAS Kiomi, by virtue of her engagement with Xtra-Gold and/or any of its subsidiaries, is and may become familiar with and possessed with the manner and methods of business, trade secrets, customer, client, employee and stockholder lists and other confidential information pertaining to the Business;

         AND WHEREAS in consideration of and as a condition to Xtra-Gold's engagement of Kiomi's consulting services on the terms and conditions set out in the Management Consulting Agreement made effective as of July 1, 2006 between Xtra-Gold and Kiomi (hereinafter the "CONSULTING AGREEMENT"), Kiomi agreed to enter into this Confidentiality and Non-Compete Agreement;

         NOW THEREFORE IN CONSIDERATION OF Xtra-Gold's engagement of Kiomi's consulting services on the terms and conditions set out in the Consulting Agreement and other good and valuable consideration the receipt of which is hereby acknowledged, Kiomi and Xtra-Gold (hereinafter the "PARTIES") agree as follows:

1.       COVENANT NOT TO COMPETE

         Kiomi acknowledges and recognizes the highly competitive nature of Xtra-Gold's Business and that the goodwill, continued patronage, and specifically the names and addresses of Xtra-Gold's Clients (as defined herein) constitute a substantial asset of Xtra-Gold having been acquired through considerable time, money and effort. Accordingly, Kiomi agrees to the following:

         (i) that during the Restricted Period (as hereinafter defined) and within the Restricted Area (as hereinafter defined), she will not, individually or in conjunction with others, directly or indirectly, engage in any Business Activities (as hereinafter defined), whether as an officer, director, proprietor, employer, partner, independent contractor, investor (other than as a holder solely as an investment of less than one percent (1%) of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent, creditor or otherwise;

         (ii) that during the Restricted Period and within the Restricted Area, she will not, directly or indirectly, compete with Xtra-Gold by soliciting, inducing or influencing any of Xtra-Gold's Clients to discontinue or reduce their business relationship with Xtra-Gold;

         (iii) that during the Restricted Period and within the Restricted Area, she will not (A) directly or indirectly recruit, solicit or otherwise influence any employee, consultant or agent of Xtra-Gold to discontinue their employment, consultancy or agency relationship with Xtra-Gold as the case may be, or (B) in connection with any business which competes directly or indirectly with the Business Activities of Xtra-Gold (the "COMPETITIVE BUSINESS"), employ or seek to employ, or cause or permit to employ or seek to employ for any Competitive Business any person who is then (or was at any time within six
                  (6) months prior to the date) an employee, consultant or agent of Xtra-Gold; or (C) directly or indirectly discourage any Xtra-Gold Client from doing business with Xtra-Gold.

2.       NON-DISCLOSURE OF INFORMATION

         Kiomi acknowledges that as a result of her relationship with Xtra-Gold, she has and will continue to acquire confidential information, whether or not originated by her, that relates to the Business or affairs of Xtra-Gold and/or its customers (hereafter the "PROPRIETARY INFORMATION") including, but not limited to, Xtra-Gold's trade secrets, private or secret processes, methods and ideas, as they exist from time to time, stockholder, customer or vendor lists, products, services, mining methods, development, technical information, marketing activities and procedures, credit and financial data concerning Xtra-Gold and/or Xtra-Gold's Clients. Kiomi agrees that the Proprietary

Information is a valuable, special and unique asset of Xtra-Gold and/or its Clients as the case may be, that access thereto and knowledge thereof was and continues to be essential to the performance of her services to Xtra-Gold, and that it is reasonable and necessary for her to make the following covenants regarding her conduct during and subsequent to the term of the Consulting
Agreement:

         (i) at all times during and subsequent to the term of the Consulting Agreement, she will not disclose the Proprietary Information to any person or entity (other than as necessary in carrying out the services contemplated in the Consulting Agreement) without first obtaining Xtra-Gold's written consent unless such Proprietary Information has been publicly disclosed generally without breach of this Agreement or upon written advice of legal counsel reasonably satisfactory to Xtra-Gold that she is legally required to disclose such Proprietary Information;

         (ii) at all times during and subsequent to the term of the Consulting Agreement , she will not use, copy, transfer or destroy any Proprietary Information (other than as necessary in carrying out the services contemplated in the Consulting Agreement) without first obtaining Xtra-Gold's written consent, and she will take all reasonable precautions to prevent inadvertent use, copying, transfer or destruction of any Proprietary Information unless such Proprietary Information has been publicly disclosed generally without breach of this agreement or upon written advice of legal counsel reasonably satisfactory to Xtra-Gold that she is legally required to disclose such Proprietary Information;

         (iii) Documents (as hereinafter defined) prepared by Kiomi or that come into their possession during her association with Xtra-Gold are and remain the property of Xtra-Gold, whether or not such Documents contain Proprietary Information; and

         (iv) on the expiry of the term of the Consulting Agreement or such earlier termination of the Consulting Agreement, however caused, or on receipt of Xtra-Gold's written request, she shall deliver to Xtra-Gold at Xtra-Gold's principal place of business as provided in this Agreement all property of or belonging to or administered by Xtra-Gold and/or its Clients including without limiting the generality of the foregoing, all Propriety Information and Documents within her possession or under their control.

3.       DEVELOPMENT OF INTELLECTUAL PROPERTY

         (i) Kiomi agrees that she will, during the term of the Consulting Agreement, disclose promptly to Xtra-Gold in writing any and all inventions, special procedures, processes or products and any improvements in or modifications of existing inventions, special procedures, processes, or products relating to or connected with the Business Activities, whether or not patentable, conceived, developed or made by them either alone or in conjunction with others during the term of the Consulting Agreement, whether conceived, developed or made upon Xtra-Gold's premises, or with Xtra-Gold's material or facilities, or otherwise, and all of said inventions, special procedures, processes, products, improvements and modifications shall be the sole and exclusive property of Xtra-Gold.

         (ii) At the option and request of Xtra-Gold, Kiomi will promptly execute, acknowledge and deliver during the term of the Consulting Agreement and at all times thereafter, without any payment or other consideration from Xtra-Gold, such applications, assignments and other instruments which Xtra-Gold shall deem necessary in order to (i) apply for and obtain letters patent, trademarks, service marks or other intellectual property protection in the United States and any foreign countries for any and all of the aforesaid inventions or discoveries described above, and (ii) assign and convey to Xtra-Gold the sole and exclusive right, title and interest therein, and she will assist Xtra-Gold or its nominee in every proper way, at Xtra-Gold's cost and expense, in accomplishing any and all of the foregoing.

4.       DEFINITIONS

         In this Agreement, the following terms have the meanings:

         (a) DOCUMENTS. "DOCUMENTS" shall mean all original written, recorded, or graphic matters whatsoever, and any and all copies thereof, including, but not limited to: papers, books, records, tangible things, correspondence, communications, electronically transmitted messages (e-mails and faxes), memoranda, work-papers, reports, presentations, affidavits, statements, summaries, analyses, evaluations, stockholder and client records and information, agreements, agendas, advertisements; instructions, charges, manuals, brochures, publications, directories, industry lists, schedules, client lists, vendor lists, statistical records, training manuals, computer printouts, books of account, records and invoices, technical data, including but not limited to mining leases, prospecting licences, permits, feasibility reports, surveys, site plans, mining operation plans reflecting business operations; all things similar to any of the foregoing however denominated. In all cases where originals are not available, the term "Documents" shall also mean identical copies of original documents or non-identical copies thereof.

         (b) XTRA-GOLD'S CLIENTS. The "XTRA-GOLD'S CLIENTS" mean any persons, partnerships, corporations, stockholders, potential investors, professional associations or advisors or other organizations for or with whom Xtra-Gold performed or intended to perform Business Activities at any time during the period Kiomi performed consulting services for Xtra-Gold or held any offices or directorships in Xtra-Gold including under the Consulting Agreement.

         (c) RESTRICTIVE PERIOD. The "RESTRICTIVE PERIOD" means during the term of the Consulting Agreement and for a period of two (2) years following the termination of the Consulting Agreement, however caused.

         (d) RESTRICTED AREA. The "RESTRICTED AREA" means within 100 kilometers from where Xtra-Gold carries on its Business.

         (e) BUSINESS ACTIVITIES. "BUSINESS ACTIVITIES" means the Business during the 12 month period prior to the expiry of the term of the Consulting Agreement or its earlier termination.

5.       COVENANTS AS ESSENTIAL INDUCEMENTS OF THIS AGREEMENT

         It is understood by and between the parties hereto that the foregoing covenants contained in this Agreement are essential inducements to Xtra-Gold to engage Kiomi under the Consulting Agreement, and that but for the agreement by Kiomi to comply with such covenants, Xtra-Gold would not have agreed to continue to engage them. Such covenants by Kiomi shall be construed to be agreements independent of any other provisions of this Agreement. The existence of any other claim or cause of action, whether predicated on any other provision in this Agreement, or otherwise, as a result of the relationship between the Parties shall not constitute a defense to the enforcement of such covenants against Kiomi.

6.       SURVIVAL AFTER TERMINATION OF AGREEMENT

         Notwithstanding anything to the contrary contained in this Agreement, the covenants contained herein shall survive the engagement of Kiomi by Xtra-Gold and shall continue in force after expiry of the term or other termination of the Consulting Agreement, however caused.

7.       REMEDIES

         (i) Kiomi acknowledges and agrees that Xtra-Gold's remedy at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and the breach shall be per se deemed as causing irreparable harm to Xtra-Gold. In recognition of this fact, in the event of a breach by Kiomi of any of the provisions of this Agreement, Kiomi agrees that, in addition to any remedy at law available to Xtra-Gold, including, but not limited to monetary damages, Xtra-Gold, without posting any bond, shall be entitled to obtain, and she agrees not to oppose Xtra-Gold's request for equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to Xtra-Gold.

         (ii) Kiomi acknowledges that the granting of a temporary injunction, temporary restraining order or permanent injunction merely prohibiting the use of Proprietary Information would not be an adequate remedy upon breach or threatened breach of this Agreement and consequently agree, upon proof of any such breach, to the granting of injunctive relief prohibiting any form of competition with Xtra-Gold. Nothing herein contained shall be construed as prohibiting Xtra-Gold from pursuing any other remedies available to it for such breach or threatened breach.

         (iii) Nothing herein contained shall be construed as prohibiting Xtra-Gold from pursuing any other remedies available to it for such breach or threatened breach.

8.       COUNTERPARTS

         This Agreement may be signed by the Parties in counterparts, each of which counterpart when so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the execution date as set forth in this Agreement. This Agreement may be executed by facsimile and such facsimile or facsimiles shall be deemed to represent the original Agreement.

9.       BINDING EFFECT/ASSIGNMENT

         This Agreement shall be binding upon the Parties and their respective heirs, executors, legal representatives, successors and assigns. This Agreement shall not be assignable by any Party without the express written consent of all Parties.

10.      GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL

         This Agreement will be governed by and construed in accordance with the laws prevailing in the State of Nevada. The parties acknowledge and agree that the courts in Toronto, Ontario shall be the exclusive venue and proper forum in which to adjudicate any case or controversy arising either, directly or indirectly, under or in connection with this Agreement and the Parties further agree that, in the event of litigation arising out of or in connection with this Agreement in these courts, they will not contest or challenge the jurisdiction or venue of these courts. The Parties further agree and hereby waive and release any right to a trial by jury in any action arising out of the interpretation, enforcement or breach of this Agreement.

11.      SEVERABILITY

         The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

12.      EXPENSES TO ENFORCE

         If it becomes necessary for Xtra-Gold to institute legal action to enforce the terms and conditions of this Agreement, and such legal action results in a final judgment in favor of Xtra-Gold, then Kiomi agrees to reimburse Xtra-Gold for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorney's fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce Xtra-Gold's rights hereunder.

13.      NOTICES

         Any notice required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and if sent postage prepaid by registered or certified mail, return receipt requested; by overnight delivery; by courier; or by confirmed facsimile as set forth in the first paragraph of this Agreement, or at such other place as any of the Parties may designate.

THE PARTIES TO THIS AGREEMENT HAVE READ THIS AGREEMENT, UNDERSTAND ITS TERMS AND CONDITIONS, HAVE HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR OWN CHOICE AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS.

         IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first above written.

                                        XTRA-GOLD RESOURCES CORP.


                                        By: /s/ William Edward McKechnie
                                                William Edward McKechnie
                                                Chief Executive Officer


                                            /s/ Rebecca Kiomi Mori
                                                Rebecca Kiomi Mori
                                                Secretary and Treasurer
                                                ---------------------------
                                                Office Held (if applicable)